Power of Attorney

With respect to holdings of and transactions in securities issued by BJs Wholesale Club Holdings, Inc.
(the Company), the undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigneds true and lawful attorney in fact to:
1. prepare, execute in the undersigneds name and on the undersigned behalf, and submit to the United
States Securities and Exchange Commission (the SEC) a
Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934, as amended, or any rule or regulation of the SEC;
2. execute for and on behalf of the undersigned, Forms
3, 4 and 5 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys in fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
Attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.
In witness whereof, the undersigned has caused this Power of Attorney to be executed as of this 20th day of October 2021.

Signature:    Jeff Desroches
Print Name:    Jeff Desroches

Schedule A

Individuals Appointed as Attorney in Fact with Full
Power of Substitution
and Resubstitution

Graham N. Luce
Joseph McGrail
Kaitlin Folan